Exhibit 10.3

June 27, 2008

Silicon Valley Bank

One Newton Executive Park, Suite 200

2221 Washington Street
Newton, Massachusetts 02462
Attn: Mr. Michael Tramack

Re:          Loan Arrangement with Microfluidics International Corporation and Microfluidics Corporation

Dear Mr. Tramack:

Reference is made to the Loan and Security Agreement dated as of even date herewith (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Loan Agreement”) to be entered into by and among Microfluidics International Corporation, a Delaware corporation, and Microfluidics Corporation, a Delaware corporation (individually and collectively, jointly and severally, the “Borrower”), and Silicon Valley Bank (together with its successors in such capacity, the “Bank”).  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

This letter is intended to set forth certain instruments and agreements (the “Supplemental Agreements”) which the Borrower has agreed to deliver to the Bank in connection the Effective Date.  The Bank has agreed that delivery of the Supplemental Agreements set forth in Exhibit A, annexed hereto, shall not be a condition precedent to the effectiveness and funding of the Loan Agreement, but nevertheless requires that the Supplemental Agreements be delivered within the time periods set forth therein.

The Borrower agrees to deliver the Supplemental Agreements set forth on Exhibit A, annexed hereto, within the time periods set forth therein.  The Borrower hereby acknowledges and agrees that this agreement shall be considered to be a Loan Document for all purposes and that failure to deliver the Supplemental Agreements within the time periods set forth on Exhibit A shall constitute an Event of Default under the Loan Agreement.

If the foregoing correctly sets forth our understanding, please indicate your assent below.

Very truly yours,

BORROWER:

MICROFLUIDICS INTERNATIONAL CORPORATION

By	/s/ Brian E. LeClair
Name:	Brian E. LeClair
Title:	Exec. V.P. & CFO

MICROFLUIDICS CORPORATION

By	/s/ Brian E. LeClair
Name:	Brian E. LeClair
Title:	Exec. V.P. & CFO

The foregoing is accepted

and agreed to:

SILICON VALLEY BANK

By
Name:
Title:

[Post Closing Letter Signature Page]

Exhibit “A”

1.             On or before July 15, 2008 (or such later date as the Bank may consent to in its sole reasonable discretion), the Borrowers shall have caused the following financial institutions to have entered into a deposit account control agreement, in form and substance acceptable to Bank, in favor of Bank:

a)                                      Bank of America – Acct # [Information on file with the Borrower]

b)                                     TD Bank, N.A. – Acct# [Information on file with the Borrower]

2.             On or before July 28, 2008 (or such later date as the Bank may consent to in its sole reasonable discretion), the Borrower shall deliver to the Bank, in form and substance reasonably acceptable to Bank, executed Landlord’s Consents from the landlords of the following location:

a)                                      30 Ossipee Road, Box 9101, Newton, Massachusetts 02464-9101

b)                                     17971 Sky Park Circle, Bldg. 33, Suite B, Irvine, California 92614

3.             On or before July 28, 2008 (or such later date as the Bank may consent to in its sole reasonable discretion), the Initial Audit shall have been completed by the Bank with the results thereof satisfactory to Bank, in its sole discretion.